Exhibit 10.5
                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 16th day of June, 1997, by and between THE ANTIGUA GROUP, INC., a Nevada corporation with its principal place of business in Scottsdale, Arizona (the "Company"), and
L. STEVEN HAYNES, a resident of the State of Texas ("Employee").

                                    RECITALS

     A. Immediately prior to the execution of this Agreement, Southhampton Enterprises, Inc. ("SEI") has acquired all of the issued and outstanding capital stock of the Company.

     B. Employee is the Chief Executive Officer of SEI.

     C. The Company manufactures and sells various types of apparel on a national and international basis.

     D. The Company will be operated as a wholly-owned subsidiary of SEI.

     E. The Company and Employee desire to memorialize the terms under which Employee shall serve as the Chief Executive Officer of the Company.

                                    AGREEMENT

     1. Employment. The Company hereby employs Employee as its President and Chief Executive Officer. Employee shall be employed by the Company in Scottsdale, Arizona. Employee shall commute from his current residence in Dallas, Texas until such time as Employee has relocated to the Metropolitan Phoenix area. When Employee has so relocated, Employee shall not be required either by the Company or in the performance of his duties to relocate from the Metropolitan Phoenix area.

     2. Duties of Employment. Employee shall serve as the Company's President and Chief Executive Officer and shall perform such duties for the Company as the Board of Directors may from time to time determine. Employee shall also serve as an officer and director of the Company's affiliates. Employee shall devote his full time and attention to the performance of his duties under this Agreement. Employee agrees to faithfully and diligently perform all duties commensurate with such positions. In addition, the Company will promptly use its best efforts to cause Employee to be elected to the Company's Board of Directors to fill a vacancy on the Board. The Company shall also use its best efforts to cause SEI to re-elect Employee as a member of the Company's Board of Directors for so long as Employee remains President and Chief Executive Officer under this Agreement.

     3. Term. The original term of this Agreement shall be from the closing of the Stock Purchase Agreement dated April 21, 1997 (the "Commencement Date") through the date which is three years from the Commencement Date, unless terminated prior to such date in accordance with Paragraph 5 hereof. Additionally, the Company shall have an option, exercisable at least ninety (90) days prior to the end of the original term, to extend this Agreement on the terms contained herein for an additional two-year term.

     4.   Compensation  and  Benefits.   Employee  will  receive  the  following
compensation for his services during his term of employment hereunder:

          (a) Salary. During the first year of this Agreement, Employee shall receive a base salary of $175,000 per year, payable in accordance with the standard payroll policies of the Company. Such salary shall be prorated for any partial year of employment by Employee hereunder. The base salary will be reviewed at least annually by the Company's Board of Directors, but in no event shall the base salary be less than that specified in this Section 4(a) during the term of this Agreement.

          (b) Bonuses. Employee shall participate in the Company's Executive Incentive Compensation Program at a bonus level equal to 15% of Employee's base salary. Such bonus shall be paid within sixty (60) days of the end of the Company's fiscal year and shall be prorated for any partial year of employment by Employee hereunder.

          (c) Stock Options. Concurrently with the execution of this Agreement, Employee has been granted an option to purchase up to 275,000 shares of the Common Stock of the Company's parent, Southhampton Enterprises Corp. ("Parent"), pursuant to Parent's Executive and Employee Stock Option Plan (the "Plan"), exercisable (subject to the vesting condition described immediately below) at any time during the two (2) year period after the Commencement Date, at an exercise price of $1.35 (Canadian) during the first year and $1.55 (Canadian) during the second year. The number of such options and the exercise price thereof are subject to adjustment upon the occurrence of a reverse stock split or other similar event. Fifty percent (50%) of such options shall vest immediately upon the Commencement Date; the remaining fifty percent (50%) of such options shall vest one (1) year from the Commencement Date. Employee shall also participate in the Plan on a going-forward basis.

          (d) Medical Insurance. The Company will provide coverage for Employee and his dependents during the term of his employment under the Company's health insurance policy.

          (e) Other Management Incentive Programs and Benefits. Employee shall be eligible to participate in all other incentives and benefit programs of the Company and Parent as are from time to time in effect and offered to other senior executive employees of the Company and Parent.

          (f) Relocation expenses. The Company shall reimburse Employee for (a) all reasonable expenses incurred by Employee in commuting between Dallas and the Metropolitan Phoenix area prior to Employee's relocation to the Metropolitan Phoenix area and (b) all reasonable expenses incurred by Employee in relocating Employee and his family to the Metropolitan Phoenix area.

     5. Termination. This Agreement may be terminated by the Company or Employee for any or no reason upon ninety (90) days' notice to the other party. In the event the Company terminates Employee's employment for any reason, the Company shall continue to provide Employee with the following benefits for a period of six (6) months from the effective date of such termination: (a) the Company shall continue to pay Employee's base salary as then in effect in accordance with the standard payroll policies of the Company; (b) the Company shall continue to provide Employee with any health, life, disability or other insurance benefits that Employee was receiving as of his last day of active employment; and (c) all stock options which are unvested as of Employee's last day of active employment shall immediately vest in full. In the event Employee terminates his employment with the Company, all stock options which are unvested as of the date of such termination shall automatically be canceled and shall be of no other force or effect.

     6. Death or Disability. This Agreement will terminate automatically upon the death of Employee.

Promptly after the Commencement Date, the Company shall purchase a $500,000 term life insurance policy on Employee with Employee's designee as beneficiary. The Company shall pay the premiums for such policy during the term of this Agreement up to a maximum premium payment of $500 per year; Employee shall pay the portion of such premium, if any, which exceeds $500 per year. The Company agrees to purchase and maintain during the term hereof, a disability policy for Employee with coverage levels and other terms to be determined by the Company's Compensation Committee.

     7. Other Benefits. Employee will be entitled to participate in any benefit plans, including, but not limited to, 401(K), retirement plans, stock option plans, phantom stock plans, life insurance plans and health and dental plans generally available to other Company or Parent employees of comparable seniority, subject to any restrictions (excluding waiting periods and pre-existing condition exclusions relative to health, life and dental plans) specified in those plans.

          Employee is entitled to paid vacation during each year of the contract according to the vacation policy for other employees of comparable seniority to be established by the Company's Compensation Committee.

          Employee shall be timely reimbursed for all reasonable, documented out-of-pocket expenses incurred by Employee for the benefit or account of the Company.

     8. Confidentiality. Employee acknowledges that Employee has received and contributed to the production of, Confidential Information, and that Employee may continue to receive and contribute to the production of Confidential Information in the future. For purposes of this Agreement, Employee agrees that "Confidential Information" shall mean information or material proprietary to the Company or designated as Confidential Information by the Company and not generally known by non-Company personnel, which Employee develops or to which Employee may obtain knowledge or access through or as a result of Employee's relationship with the Company (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing techniques and materials, marketing and development plans, business plans, customer names and other information related to customers, price lists, pricing policies, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which the Company obtains from another party and which the Company or such third party treats as proprietary or designates as Confidential Information, whether or not owned by or developed by the Company, and as to which the Company is required to sign a confidentiality agreement or agrees in another fashion to treat such information as confidential; provided, however, that Employee is provided with a copy of such third-party confidentiality agreement or is otherwise fully informed of such other form of confidentiality agreement at the time such agreement is entered into by the Company. Employee acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Employee further agrees:

          8.1 To furnish the Company on demand, at any time during or after employment, a complete list of the names and addresses known to employee of all present, former and potential customers and other contacts gained while an employee of the Company, whether or not in the possession or within the knowledge of the Company.

          8.2 That all notes, memoranda, documentation and records in any way incorporating, based on or reflecting any Confidential Information shall belong exclusively to the Company and Employee agrees to turn over all copies of such materials in Employee's control to the Company upon request or upon termination of Employee's employment with the Company.

          8.3 That while employed by the Company and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Employee's work for the Company.

          8.4 That any ideas in whole or in part conceived or made by Employee during the term of this employment or relationship with the Company which are made through the use of any of the Confidential Information of the Company or any of the Company's equipment, facilities, trade secrets or time, or which result from any work performed by Employee for the Company, shall belong exclusively to the Company and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to the Company all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Employee shall acknowledge and deliver to the Company, without charge to the Company (but at its expense) such written instruments and do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary in the opinion of the Company to obtain patents or copyrights or to otherwise protect or vest in the Company the entire right and title in and to the Confidential Information.

     9. Non-Competition During Employment. Employee agrees that during the term of Employee's employment with the Company, Employee will devote all of Employee's business time and effort to and give undivided loyalty to the Company, and will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company or solicit, or in any other manner work for or assist any business which is competitive with the Company. During the term of Employee's employment by the Company, Employee will undertake no planning for or organization of any business activity competitive with the Company, and Employee will not combine or conspire with any other employee of the Company or any other person for the purpose of organizing any such competitive business activity.

     10. Non-Competition After Employment. The Company and Employee acknowledge that Employee will acquire much knowledge and information concerning the business of the Company as the result of Employee's employment. Competition by Employee in that business after this Agreement is terminated would severely injure the Company. Accordingly, provided that the Company is not in material breach under this Agreement, until a date which is two (2) years from the date Employee's employment agreement is terminated for any reason, Employee will not:

          10.1 Within any jurisdiction or marketing area in which the Company is doing business, plans to do business or is qualified to do business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged and competitive with that conducted by the Company. For purposes of interpreting the preceding sentence, the parties acknowledge that while the Company currently competes in the apparel industry, this provision should not prohibit Employee from participating in the entire apparel industry, but only those segments of the apparel industry which compete directly or indirectly with the Company's products and services. For these purposes, ownership of securities of not in excess of 5% of the stock of a company that is publicly traded on a national securities exchange or is quoted on an automated quotation system of a national securities association and is part of a national market system shall not be considered to be competition with the Company or any of its affiliates.

          10.2 Persuade or attempt to persuade any existing or potential customer or client to which the Company or any of its affiliates has made a proposal or sale, or with which the Company or any of its affiliates has been having discussions, not to transact business with the Company or such affiliate, or instead to transact business with another person or organization.

          10.3 Solicit the business of any company which is a customer or client of the Company or any of its affiliates at any time during Employee's employment by the Company, or was its customer or client within two years prior to the date of this Agreement; provided, however, if Employee becomes employed by or represents a business that exclusively sells products that are wholly dissimilar from, and not competitive directly or indirectly with, products then marketed or intended to be marketed by the Company, such contact shall be permissible;

          10.4 Solicit, endeavor to entice away from the Company or any of its affiliates, or otherwise interfere with the relationship of the Company or any of its affiliates with, any person who is employed by or otherwise engaged to perform services for the Company or any of its affiliates, whether for Employee's account or for the account of any other person or organization.

     11. Injunctive Relief. Employee agrees that it would be difficult to measure the damage to the Company from any breach by Employee of the covenants set forth herein, that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee should breach Sections 8, 9 or 10 of this Agreement, the Company shall be entitled, in addition to and without limitation of all other remedies it may have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damage to the Company. Sections 8, 9, 10 and 11 shall survive termination of Employee's employment or this Agreement.

     12. Governing Law. This Agreement shall be interpreted and construed under the laws of the State of Arizona, which laws shall prevail in the event of any conflict of law. This Agreement and the obligations hereunder are made and performable in Maricopa County, Arizona, which shall be the exclusive venue for any litigation hereunder.

     13. Modification of Contract. No waiver or modification of this Agreement shall be valid unless it is in writing and duly executed by both parties.

     14. Judicial Modification of Agreement. If the period of time or the area specified in Section 8, 9 or 10 herein should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Employee violates any of the restrictions contained in Sections 8, 9 or 10 of this Agreement, then the restrictive period contained in Section 10 shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of the Company.

     15. Notices. Any notice to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery, via delivery by a nationally recognized overnight delivery service or by certified mail, postage prepaid with return receipt requested. Notices shall be addressed to the parties at the following addresses and shall be effective upon receipt, if personally delivered or delivered by a nationally recognized overnight delivery service, or five days after deposit in the U.S. mail (certified mail with return receipt requested):

If to the Company:          The Antigua Group, Inc.
                            9319 N. 94th Way
                            Scottsdale, Arizona 85258
                            Attention:  Chief Executive Officer

If to Employee:             Mr. L. Steven Haynes
                            c/o The Antigua Group, Inc.
                            9319 N. 94th Way
                            Scottsdale, Arizona 85258

     16. Entire Agreement. This Agreement contains the complete agreement concerning the employment arrangement between the Company and Employee. This Agreement supersedes any previous agreements or understandings between the parties, including but not limited to the Confidentiality and Non-Competition Agreement between the Company and Employee.

     17. Attorneys' Fees. In the event of a dispute or litigation arising hereunder, the successful party in such dispute or litigation shall be entitled to recover its costs and reasonable attorneys' fees from the other parties to such dispute or litigation.

     18. Dispute Resolution.

          (a) Mediation. Any and all disputes arising under, pertaining to or touching upon this Agreement, or the statutory rights or obligations of either party hereto, shall, if not settled by negotiation, be subject to non-binding mediation before an independent mediator selected by the parties pursuant to
Section 18(b). Any demand for mediation shall be made in writing and served upon the other party to the dispute, by certified mail, return receipt requested, at the executive business address of the President of the Company, and at the last known residence address of Employee, respectively. The demand shall set forth with reasonable specificity the basis of the dispute and the relief sought. The mediation hearing will occur at a time and place convenient to the parties in Phoenix, Arizona within thirty (30) days of the date of selection or appointment of the mediator.

          (b) Selection of Mediator. The parties shall select the mediator from a panel list made available by the Phoenix, Arizona office of the American Arbitration Association (the "AAA"). If the parties are unable to agree to a mediator within ten (10) days of receipt of a demand for mediation, the mediator will be chosen by alternatively striking from a list of five (5) mediators obtained from the AAA. The Company shall have the first strike.

     19.   Effective   Date.  This  Agreement  shall  be  effective  as  of  the
Commencement Date.

     DATED on June 16, 1997.


THE ANTIGUA GROUP, INC.


By /s/ T. Dooley                                          ______________________
Thomas E. Dooley, Jr.

                COMPANY                                                 EMPLOYEE

AGREED TO AND ACCEPTED on May 7, 1997:

SOUTHHAMPTON ENTERPRISES CORP.

By /s/ Louis B. Lloyd
  Louis B. Lloyd
Its Chairman of the Board